Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8

Purple Biotech Ltd.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, no par value, deposited as American Depositary Shares represented by American Depositary Receipts (1)	Other	20,000,000 (3)	$0.3822 (4)	$7,644,000	0.0000927	$708.60
Total Offering Amounts					$7,644,000	0.0000927	$708.60
Total Fee Offsets							$0.00
Net Fee Due							$708.60

(1)	American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), issuable upon deposit of the ordinary shares registered hereby, no par value (“Ordinary Shares”), of Purple Biotech Ltd. (the “Registrant”) are registered on separate registration statements on Form F-6 (File No. 333-207858 and File No. 333-238060). Each ADS represents ten (10) Ordinary Shares.

(2)	Pursuant to Rule 416(a) and Rule 416(b) of the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of the Purple Biotech Ltd. 2016 Equity-Based Incentive Plan (the “Plan”).

(3)	Represents Ordinary Shares that may be issued pursuant to future awards under the Plan. To the extent any awards issued under the Plan terminate, expire or otherwise cease to exist without having been exercised, the Ordinary Shares issuable upon exercise of such awards will become available for future issuance under the Plan.

(4)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $3.910 (high) and $3.734 (low) sale price of the ADSs each representing 10 of the Registrant's ordinary shares as reported on the NASDAQ on March 28, 2022, which date is within five business days prior to filing this Registration Statement.